Exhibit 23.4

[Ryder Scott Company, L.P. Letterhead]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2005 in the Energy Partners, Ltd. Registration Statement on Form S-8.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
May 5, 2006